                                                                 Exhibit 4.14

                     RHYTHMS NETCONNECTIONS INC., as Issuer,

                                       and

       STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee

                                    INDENTURE

                           Dated as of April 23, 1999

                          $325,000,000 principal amount

                     12 3/4% Senior Notes due 2009, Series A

                     12 3/4% Senior Notes due 2009, Series B

           Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of April 23, 1999

Trust Indenture                                          Indenture
  Act Section                                             Section
  -----------                                             -------
ss. 310  (a) (1)  ..................................     6.09
         (a) (2)  ..................................     6.09
         (a) (3)  ..................................     Not Applicable
         (a) (4)  ..................................     6.05
         (b)      ..................................     6.05, 6.08
                                                         6.10
ss.311   (a)      ..................................     6.07
         (b)      ..................................     6.07
         (c)      ..................................     Not Applicable
ss.312   (a)      ..................................     3.05, 7.01
         (b)      ..................................     7.02
         (c)      ..................................     7.02
ss.313   (a)      ..................................     7.03
         (b)      ..................................     7.03
         (c)      ..................................     7.03
         (d)      ..................................     7.03
ss.314   (a)      ..................................     10.09
         (b)      ..................................     10.24
         (c) (1)....................................     1.04, 4.04(10), 10.21,
                                                         12.01
         (c) (2)....................................     1.04, 4.04(10), 10.21,
                                                         12.01
         (c) (3)....................................     Not Applicable
         (d)      ..................................     10.24
         (e)      ..................................     1.04
ss.315   (a)      ..................................     6.01(a)
         (b)      ..................................     6.02
         (c)      ..................................     6.01(b)
         (d)      ..................................     6.01(c)
         (e)      ..................................     5.14
ss.316   (a) (last sentence)........................     3.14
         (a) (1) (A)................................     5.12
         (a) (1) (B)................................     5.13
         (a) (2)  ..................................     Not Applicable
         (b)      ..................................     5.08
         (c)      ..................................     Not Applicable
ss.317   (a) (1)....................................     5.03
         (a) (2)....................................     5.04
         (b)      ..................................     10.03
ss.318   (a)      ..................................     1.08

TABLE OF CONTENTS
                                                                           Page
RECITALS                                                                     1
  ARTICLE ONE. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
    Section 1.01. Definitions.                                               1
    Section 1.02. Other Definitions.                                        18
    Section 1.03. Rules of Construction.                                    19
    Section 1.04. Form of Documents Delivered to Trustee.                   19
    Section 1.05. Acts of Holders.                                          20
    Section 1.06. Notices, etc., to the Trustee and the Company.            20
    Section 1.07. Notice to Holders; Waiver.                                21
    Section 1.08. Conflict with Trust Indenture Act.                        21
    Section 1.09. Effect of Headings and Table of Contents.                 21
    Section 1.10. Successors and Assigns.                                   21
    Section 1.11. Separability Clause.                                      21
    Section 1.12. Benefits of Indenture.                                    22
    Section 1.13. GOVERNING LAW.                                            22
    Section 1.14. No Recourse Against Others.                               22
    Section 1.15. Independence of Covenants.                                22
    Section 1.16. Exhibits and Schedules.                                   22
    Section 1.17. Counterparts.                                             22
    Section 1.18. Duplicate Originals.                                      22
  ARTICLE TWO. FORM OF NOTES
    Section 2.01. Form and Dating.                                          22
  ARTICLE THREE. THE NOTES
    Section 3.01. Title and Terms.                                          23
    Section 3.02. Registrar and Paying Agent.                               23
    Section 3.03. Execution and Authentication.                             24
    Section 3.04. Temporary Notes.                                          25
    Section 3.05. Transfer and Exchange.                                    25
    Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.              26
    Section 3.07. Payment of Interest; Interest Rights Preserved.           27
    Section 3.08. Persons Deemed Owners.                                    27
    Section 3.09. Cancellation.                                             28
    Section 3.10. Computation of Interest.                                  28
    Section 3.11. Legal Holidays.                                           28
    Section 3.12. CUSIP and CINS Numbers.                                   28
    Section 3.13. Paying Agent To Hold Money in Trust.                      28
    Section 3.14. [Intentionally Omitted].                                  29
    Section 3.15. Deposits of Monies.                                       29
    Section 3.16. Book-Entry Provisions for Global Notes.                   29
    Section 3.17. Special Transfer Provisions.                              30
  ARTICLE FOUR. DEFEASANCE OR COVENANT DEFEASANCE
    Section 4.01. Company's Option To Effect Defeasance or Covenant
    Defeasance.                                                             32
    Section 4.02. Defeasance and Discharge.                                 33
    Section 4.03. Covenant Defeasance.                                      33
    Section 4.04. Conditions to Defeasance or Covenant Defeasance.          33
    Section 4.05. Deposited Money and Government Securities To Be Held in
    Trust; Other Miscellaneous Provisions                                   35
    Section 4.06. Reinstatement.                                            35
  ARTICLE FIVE. REMEDIES
    Section 5.01. Events of Default.                                        36

    Section 5.02. Acceleration of Maturity, Rescission and Annulment.       37
    Section 5.03. Collection of Indebtedness and Suits for Enforcement by
    Trustee.                                                                37
    Section 5.04. Trustee May File Proofs of Claims.                        38
    Section 5.05. Trustee May Enforce Claims Without Possession of Notes.   39
    Section 5.06. Application of Money Collected.                           39
    Section 5.07. Limitation on Suits.                                      39
    Section 5.08. Unconditional Right of Holders To Receive Principal,
    Premium and Interest                                                    40
    Section 5.09. Restoration of Rights and Remedies.                       40
    Section 5.10. Rights and Remedies Cumulative.                           40
    Section 5.11. Delay or Omission Not Waiver.                             40
    Section 5.12. Control by Majority.                                      40
    Section 5.13. Waiver of Past Defaults.                                  41
    Section 5.14. Undertaking for Costs.                                    41
    Section 5.15. Waiver of Stay, Extension or Usury Laws.                  41
  ARTICLE SIX. THE TRUSTEE
    Section 6.01. Certain Duties and Responsibilities.                      42
    Section 6.02. Notice of Defaults.                                       42
    Section 6.03. Certain Rights of Trustee.                                42
    Section 6.04. Trustee Not Responsible for Recitals, Dispositions of
    Notes or Application of Proceeds Thereof                                43
    Section 6.05. Trustee and Agents May Hold Notes; Collections; Etc.      44
    Section 6.06. Money Held in Trust.                                      44
    Section 6.07. Compensation and Indemnification of Trustee and Its
    Prior Claim.                                                            44
    Section 6.08. Conflicting Interests.                                    44
    Section 6.09. Corporate Trustee Required; Eligibility.                  45
    Section 6.10. Resignation and Removal; Appointment of Successor
    Trustee.                                                                45
    Section 6.11. Acceptance of Appointment by Successor.                   46
    Section 6.12. Merger, Conversion, Amalgamation, Consolidation or
    Succession to Business                                                  47
  ARTICLE SEVEN. HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
    Section 7.01. Preservation of Information; Company To Furnish Trustee
    Names and Addresses of Holders                                          47
    Section 7.02. Communications of Holders.                                47
    Section 7.03. Reports by Trustee.                                       48
  ARTICLE EIGHT. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.
    Section 8.01. Company May Consolidate, etc., Only on Certain Terms.     48
    Section 8.02. Successor Substituted.                                    48
  ARTICLE NINE. SUPPLEMENTAL INDENTURES AND WAIVERS
    Section 9.01. Supplemental Indentures, Agreements and Waivers Without
    Consent of Holders                                                      49
    Section 9.02. Supplemental Indentures, Agreements and Waivers with
    Consent of Holders                                                      50
    Section 9.03. Execution of Supplemental Indentures, Agreements and
    Waivers.                                                                51
    Section 9.04. Effect of Supplemental Indentures.                        51
    Section 9.05. Conformity with Trust Indenture Act.                      51
    Section 9.06. Reference in Notes to Supplemental Indentures.            51
    Section 9.07. Record Date.                                              51
    Section 9.08. Revocation and Effect of Consents.                        52
  ARTICLE TEN. COVENANTS
    Section 10.01. Payment of Principal, Premium and Interest.              52
    Section 10.02. Maintenance of Office or Agency.                         52
    Section 10.03. Money for Note Payments To Be Held in Trust.             52
    Section 10.04. Corporate Existence.                                     53
    Section 10.05. Payment of Taxes and Other Claims.                       54
    Section 10.06. Maintenance of Properties.                               54

    Section 10.07. Insurance.                                               54
    Section 10.08. Books and Records.                                       54
    Section 10.09. Provision of Commission Reports.                         54
    Section 10.10. Change of Control.                                       55
    Section 10.11. Limitation on Additional Indebtedness.                   57
    Section 10.12. Statement by Officers as to Default.                     57
    Section 10.13. Limitation on Restricted Payments.                       58
    Section 10.14. Limitation on Transactions with Affiliates.              60
    Section 10.15. Disposition of Proceeds of Asset Sales                   60
    Section 10.16. Limitation on Liens Securing Certain Indebtedness.       63
    Section 10.17. Limitation on Status as Investment Company.              63
    Section 10.18. Limitation on Issuances and Sales of Capital Stock of
    Restricted Subsidiaries                                                 64
    Section 10.19. Limitation on Dividends and Other Payment Restrictions
    Affecting Restricted Subsidiaries                                       64
    Section 10.20. Limitation on Designations of Unrestricted Subsidiaries  65
    Section 10.21. Compliance Certificates and Opinions.                    65
    Section 10.22. Limitation on Issuances of Guarantees by Restricted
    Subsidiaries                                                            66
    Section 10.23. Registration Rights                                      66
    Section 10.24. Security.                                                67
    Section 10.25. Business Activities.                                     69
    Section 10.26. Limitation on Sale/Leaseback Transactions.               69
  ARTICLE ELEVEN. SATISFACTION AND DISCHARGE
    Section 11.01. Satisfaction and Discharge of Indenture.                 69
    Section 11.02. Application of Trust Money.                              70
  ARTICLE TWELVE. REDEMPTION
    Section 12.01. Notices to the Trustee.                                  70
    Section 12.02. Selection of Notes To Be Redeemed.                       70
    Section 12.03. Notice of Redemption.                                    71
    Section 12.04. Effect of Notice of Redemption.                          71
    Section 12.05. Deposit of Redemption Price.                             71
    Section 12.06. Notes Redeemed or Purchased in Part.                     72

EXHIBIT A-1    -    Form of Rhythms NetConnections Inc. 12 3/4% Senior Notes due
                    2009, Series A
EXHIBIT A-2    -    Form of Rhythms NetConnections Inc. 12 3/4% Senior Notes due
                    2009, Series B
EXHIBIT B      -    Form of Supplemental Indenture
EXHIBIT C      -    Form of Legend for Book-Entry Securities
EXHIBIT D      -    Form of Certificate To Be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
EXHIBIT E      -    Form of Certificate To Be Delivered in Connection with
                    Transfers Pursuant to Regulation S

SCHEDULE A - Existing and Committed Indebtedness

                                    INDENTURE

            INDENTURE (this "Indenture"), dated as of April 23, 1999, between RHYTHMS NETCONNECTIONS INC., a corporation incorporated under the laws of the State of Delaware, as issuer (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (the "Trustee").

                                    RECITALS

            The Company has duly authorized the creation of an issue of (i) 12 3/4% Senior Notes due 2009, Series A, and (ii) 12 3/4% Senior Notes due 2009, Series B, to be issued in exchange for the 12 3/4% Senior Notes due 2009, Series A, pursuant to the Registration Rights Agreement (as hereinafter defined) (collectively, the "Notes"; such term to include the Initial Notes (as hereinafter defined) and the Unrestricted Notes (as hereinafter defined), if any, including the Exchange Notes (as hereinafter defined), if any, treated as a single class of securities under this Indenture), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary have been done to make the Notes, when executed by the Company, and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01. Definitions.

            "1998 Notes" means the Company's 13 1/2% Senior Discount Notes due 2008.

            "1998 Warrants" means the warrants issued in connection with the Company's 1998 Notes.

            "1998 Warrant Agreement" means the Warrant Agreement dated May 5, 1998, between the Company and State Street Bank and Trust Company of California, N.A.

            "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, in each case not incurred in connection with, or in anticipation of, such Asset Acquisition or merger or consolidation or such Person becoming a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of such Asset Acquisition or the transactions by which such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary shall not constitute Acquired Indebtedness.

            "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, the specified Person, (ii) any other

Person that owns, directly or indirectly, 10% or more of the specified Person's Voting Stock or (iii) any executive officer or director of the specified Person; provided that Donaldson, Lufkin & Jenrette, Inc. and its Affiliates shall not be deemed to be Affiliates of the Company solely as a result of such entities holding the 1998 Notes, the 1998 Warrants or the Company's Common Stock (or any security which is convertible into or exchangeable for any of the foregoing). For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall (a) become a Restricted Subsidiary or (b) shall be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) (including by way of a Sale/Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed under Article Eight hereof, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (iii) for purposes of Section
10.15 hereof, (a) sales, conveyances, transfers, leases or other dispositions of property or assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a Fair Market Value not in excess of $500,000 in any 12 month period and (b) any asset of the Company or a Restricted Subsidiary that is the subject of a Sale/Leaseback Transaction with a Person (other than the Company or an Affiliate of the Company) made in accordance with Section 10.26 hereof and that was acquired by the Company or such Restricted Subsidiary no more than 120 days prior to the transfer to a third party in a Sale/Leaseback Transaction.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

            "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors.

            "Bankruptcy Order" means any binding court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

            "Board" means the Board of Directors of the Company.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Borrowing Base" means, as of any date, an amount equal to 85% of the book value of the accounts, loans and other receivables (before giving effect to any related allowances and reserves) as shown on the Company's most recent consolidated balance sheet determined in accordance with GAAP not more than 90 days past due.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law, regulation or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, including Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means (i) any evidence of Indebtedness which matures 365 days or less from the date of purchase or acquisition issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-l" by S&P or "P-l" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-l" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds in the United States which invest substantially all of their assets in securities of the type described in any of the preceding clauses (i) through (iv).

            "Cedel" means Cedel Bank, Societe Anonyme.

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company (except that the person or group shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that person or group or any of their Affiliates until the tendered shares are accepted for purchase or exchange) or has, directly or indirectly, the right to elect or designate a majority of the Board or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in any amount which could be paid by the Company as a Restricted Payment under this Indenture, (ii) the "beneficial owners" (as so defined) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, or (iii) immediately after such transaction, no "person" or "group" (as such terms are defined above), excluding the Permitted Holders, is the "beneficial owner" (as defined above), directly or indirectly, of more than 50% of the Voting Stock of such surviving or transferee corporation or its parent corporation, as applicable, or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable, or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling precedent or contrary written interpretation published by the Commission. No inference shall be created that officers or employees of the Company are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

            "Closing Time" has the meaning specified in the Purchase Agreement.

            "Collateral Investments Account" means an account established in the United States with the Trustee pursuant to the terms of the Pledge and Escrow Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the net proceeds from the sale of the Notes.

            "Commission" means the United States Securities and Exchange Commission, or any successor agency.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations or rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's common stock and includes, without limitation, all series and classes of such common stock.

            "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have replaced such Person pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

            "Consolidated Income Tax Expense" means, with respect to any period, the provision for federal, state, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all capitalized interest and accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, (iii) the portion of any rental obligation in respect of any Sale/Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation), and (iv) the amount of dividends and distributions in respect of Preferred Stock or Disqualified Stock paid by the Restricted Subsidiaries to a Person other than the Company or a Restricted Subsidiary or by the Company during such period.

            "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses and all gains or losses from sales or other dispositions of assets (including Asset Sales) out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) that portion of such net income (or loss) derived from or in respect of Investments in Persons other than Restricted Subsidiaries, except to the extent of any cash dividends actually received by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (vi) of this definition), (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan during such period, (iv) that portion of such net income (or loss) allocable to minority interests in any Restricted Subsidiary for such period, (v) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (vi) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' or partners' equity of such Person reflected on the most recent balance sheet of such Person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards promulgated by the Commission) of such Person.

            "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period (a) increased (without duplication), to the extent deducted in arriving at such Consolidated Net Income, by the sum of (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and (iii) depreciation, amortization and any other non-cash items for such period of the Company and the Restricted Subsidiaries (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period), including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP, and (b) decreased by any non-cash items (including non-recurring gains and non-recurring items of income) to the extent they increased Consolidated Net Income for such period (including any partial or complete reversal of reserves taken in a prior period).

            "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at Library Tower, 633 West 5th Street, Twelfth Floor, Los Angeles, California 90071, Attention: Corporate Trust Department, except for purposes of Sections
3.02 and 10.02 hereof. For purposes of such Sections, such office is located at the office of State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, New York 10006.

            "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

            "Debt Securities" means any debt securities issued by the Company in a public offering or in a private placement to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act).

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Default Amount" means the principal amount of the Notes (and any applicable premium thereon) and any accrued and unpaid interest thereon.

            "Depository" means The Depository Trust Company, its nominees and their respective successors until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

            "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who
(i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes will not constitute Disqualified Stock so long as the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders thereof than Sections 10.10 and 10.15 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections
10.10 and 10.15 hereof.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

            "Exchange Notes" means the 12 3/4% Senior Notes due 2009, Series B, of the Company, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

            "Exchange Offer" shall have the meaning specified in the Registration Rights Agreement.

            "Fair Market Value" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such asset or property) that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

            "GAAP" means, as of any date of determination, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Commission or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of such date of determination and which are consistently applied for all applicable periods.

            "Global Notes" means one or more Regulation S Global Notes and 144A Global Notes.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

            "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any obligation (A) to pay amounts drawn down by letters of credit, (B) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation (whether arising by virtue of partnership arrangement, agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (C) entered into for purposes of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" means a Person in whose name a Note is registered in the Note Register.

            "Indebtedness" means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person, whether or not contingent, (A) for borrowed money, (B) evidenced by notes, bonds, debenture or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts expended under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services, (E) relating to a Capitalized Lease Obligation and all Attributable Debt in respect of Sale/Leaseback Transactions of such Person and (F) in respect of an Interest Rate Obligation of such Person; (ii) every liability of others of the kind described in the preceding clause (i) which such Person has Guaranteed or which is otherwise its legal liability; or (iii) every obligation secured by a Lien (other than (x)

Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock of such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price (plus accrued and unpaid dividends to the date of determination); and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of Section 10.11 and Section 10.13 hereof and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (A) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination; (B) the principal amount of any Indebtedness shall be reduced by any amount of cash, Government Securities or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement to the payment of principal of or interest on, such Indebtedness; and (C) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date.

            "Indebtedness to EBITDA Ratio" means, as at any date of determination (the "Transaction Date"), the ratio of (i) Total Consolidated Indebtedness as at the Transaction Date to (ii) two times the Consolidated Operating Cash Flow for the two full fiscal quarters immediately preceding the Transaction Date for which financial statements are available (such two full fiscal quarter period being referred to herein as the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the relevant Measurement Period prior to a Transaction Date, (A) any Person that is a Restricted Subsidiary on the Transaction Date (or would become a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of such Consolidated Operating Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during the Measurement Period, (B) any Person that is not a Restricted Subsidiary on such Transaction Date (or would cease to be a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during the Measurement Period, and (C) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired through an Asset Acquisition or
(y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to the Transaction Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition, such transaction had been consummated on the first day of the Measurement Period and, in the case of an Asset Sale or other disposition, termination or discontinuance of activities constituting such an operating business, such transaction had been consummated prior to the first day of the Measurement Period; provided, however that such pro forma adjustment shall not give effect to the operating cash flow of any Person that would become a Restricted Subsidiary on the Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow to the extent that such Person's net income would be excluded from the calculation of Consolidated Net Income pursuant to clause (vi) of the definition of Consolidated Net Income.

            "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture and the Notes, according to the terms thereof.

            "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" means the 12 3/4% Senior Notes due 2009, Series A, of the Company.

            "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Chase Securities Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(vii), (viii) and (ix) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

            "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of cash interest on such Note, as set forth in such Note.

            "Interest Rate Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of cash or other property or assets to others, payments for property or services for the account or use of others, or otherwise), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness of any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or assets other than cash, such property shall be valued at its Fair Market Value at the time of transfer.

            "Issue Date" means the original date of issuance of the Notes.

            "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction). A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Marketable U.S. Securities" means (i) any Cash Equivalents or (ii) any fund investing primarily in investments that are Cash Equivalents.

            "Market Capitalization" of any Person means, as of any day of determination, the product of (i) the average Closing Price of a share of such Person's Common Stock over the 20 consecutive trading days immediately preceding such date and (ii) the number of shares of such Common Stock issued and outstanding on such date. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market but such Person is a "Foreign Issuer" (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a "designated offshore securities market" (as defined in Rule 902(b) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market and such Person and any securities markets in which such Person's Common Stock trades does not meet any of the foregoing such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for the purpose and is reasonably acceptable to the Trustee.

            "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

            "Moody's" means Moody's Investors Service, Inc. (and any successor).

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Restricted Subsidiary in the form of cash (including assumed Indebtedness (other than Subordinated Indebtedness) and other items deemed to be cash under the proviso to the first sentence of Section 10.15 hereof) or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees, costs and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes paid or payable as a result of such Asset Sale,
(iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash and Cash Equivalents attributable to any Persons holding a minority interest in such Restricted Subsidiary and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

            "Non-U.S. Person" means any Person that is not a U.S. Person, as such term is defined in Regulation S.

            "Notes" shall have the meaning specified in the recitals of this Indenture.

            "Offering Memorandum" means the Offering Memorandum of the Company, dated April 28, 1999, pursuant to which the Initial Notes were offered, and any supplement thereto.

            "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

            "Officers' Certificate" means, with respect to the Company, a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

            "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A.

            "Opinion of Counsel" means a written opinion of legal counsel who may be counsel for the Company, the Trustee or any Subsidiary Guarantor, as applicable, and who shall be reasonably acceptable to the Trustee.

            "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or such Affiliate shall act as Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 hereof; and

            (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it purchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so purchased or otherwise acquired; provided that any failure on the part of the Company to provide the aforesaid notice to the Trustee shall not constitute a Default under this Indenture. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the

Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

            "Permitted Business" means any of the following: (i) transmitting, providing services relating to or developing network and software applications for the transmission and management of voice, data, video or other information through owned or leased wireline or wireless transmission facilities or over the internet; (ii) creating, developing, constructing, installing, integrating, repairing, maintaining or marketing communications-related systems, network equipment and wireless and wireline transmission facilities, software and other related products; and (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i) and (ii).

            "Permitted Business Investments" means an Investment in any Person the primary business of which consists of a Permitted Business.

            "Permitted Credit Facility" means any senior secured or unsecured commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions.

            "Permitted Holders" means Brentwood Venture Capital, Enterprise Partners, Kleiner Perkins Caulfield & Byers, The Sprout Group and Catherine M. Hapka, and their respective Affiliates.

            "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

            (a) Indebtedness under the Notes and the Indenture;

            (b) Indebtedness (including Disqualified Stock) of the Company and/or any Restricted Subsidiary outstanding, or committed but undrawn, on the Issue Date and identified on Schedule A to this Indenture (including any increase in the accreted value thereof after the Issue Date pursuant to the terms of the instrument governing such Indebtedness as of the Issue
      Date);

            (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Wholly Owned Restricted Subsidiary and (ii) Indebtedness of the Company, which is not secured by any Lien and is subordinated to the Company's obligations with respect to the Notes, owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a Person other than the Company or a Restricted Subsidiary, (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (z) the Designation of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary as an Unrestricted Subsidiary;

            (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under Section 10.11 hereof), but only to the extent that the notional amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

            (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary, in each case incurred in the ordinary course of business;

            (f) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "refinancing") of the Notes (during the periods for which redemption is permitted under the terms of the Indenture) or other outstanding Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (g) or (h) of this definition or the proviso in the first paragraph of Section 10.11 hereof; provided that (i) no Restricted Subsidiary may incur Indebtedness to refinance Indebtedness of the Company (except for Guarantees issued in accordance with Section 10.22 hereof); (ii) if such Indebtedness being refinanced has an Average Life to Stated Maturity equal to or longer than the Average Life to Stated Maturity of the Notes, any such refinancing shall have an Average Life to Stated Maturity longer than the Average Life to Stated Maturity of the Notes and a final stated maturity for the payment of principal thereof later than the final stated maturity of the Notes; (iii) if such Indebtedness being refinanced has an Average Life to Stated Maturity shorter than the Average Life to Stated Maturity of the Notes, any such refinancing shall have an Average Life to Stated Maturity longer than, and a final stated maturity later than, the Indebtedness being refinanced; (iv) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued and unpaid interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; (v) the Notes and Indebtedness that ranks pari passu with the Notes may be refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes, and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and
      (vi) the refinancing Indebtedness shall be incurred by the obligor of the Indebtedness being refinanced or by the Company;

            (g) Indebtedness of the Company such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) and any refinancings thereof otherwise incurred in compliance with this Indenture would not exceed 250% of Total Incremental Equity;

            (h) Indebtedness of the Company or any Restricted Subsidiary incurred under any Permitted Credit Facility, and any refinancings of the foregoing otherwise incurred in compliance with this Indenture, in an aggregate principal amount not to exceed the greater of $75 million or the Borrowing Base determined as of the date such Indebtedness is incurred, at any time outstanding;

            (i) Indebtedness of the Company or any Restricted Subsidiary that is Purchase Money Indebtedness;

            (j) Indebtedness in respect of (i) letters of credit, bankers' acceptances or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business or
      (ii) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business; and

            (k) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Company having an aggregate principal amount not to exceed $50 million at any time outstanding.

            "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company or in a Person as a result of which such Person becomes a Wholly Owned Restricted Subsidiary; (b) Investments constituting Permitted Business Investments, the sum of which does not exceed the greater of $40 million or 25% of the total stockholders' equity as shown on the Company's most recent balance sheet determined in accordance with GAAP, at any one time outstanding; (c) Cash Equivalents; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) Interest Rate Obligations incurred in compliance with Section 10.11 hereof; (f) loans and advances to employees made in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding; (g) bonds, notes, debentures or other securities (other than Capital Stock of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary) received as a result of Asset Sales permitted under Section 10.15 hereof; (h) any Investment to the extent that the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company; and (i) the extension by the Company of
(x) trade credit to Subsidiaries of the Company represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (y) Guarantees of commitments for the purchase of goods or services incurred in the ordinary course of business so long as such Guarantees, to the extent constituting Indebtedness, are permitted to be incurred under Section
10.11 hereof.

            "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date (including Liens securing Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness); (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (g) Liens securing Indebtedness incurred under a Permitted Credit Facility; provided, however, that the incurrence of such Indebtedness is permitted by Section 10.11 hereof; (h) Liens to secure any refinancing of any Indebtedness secured by Liens permitted by this Indenture, but only to the extent that such Liens do not extend to any other property or assets (other than improvements thereto); (i) Liens to secure the Notes and Liens created under this Indenture; (j) Liens securing Purchase Money Indebtedness; (k) Liens on and pledges of Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (l) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (m) Liens to secure Capitalized Lease Obligations permitted to be incurred under the Indenture; (n) Liens that do not materially detract from the value of the property subject to such Liens, that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and that are made on customary and usual terms applicable to similar assets; (o) pledges or deposits by a Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person, or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (p) Liens customary in the industry and incurred in the ordinary course of business securing Interest Rate Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Interest Rate Obligations; and (q) Liens held by the Company on the assets or property of a Restricted Subsidiary of the Company to secure Indebtedness of such Restricted Subsidiary owing to and held by the Company.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Pledge and Escrow Agreement" means the Pledge and Escrow Agreement, dated as of the date hereof, among the Company and the Trustee, as escrow agent.

            "Pledged Securities" means the securities purchased by the Company with a portion of the net proceeds from the sale of the Notes to be deposited in the Collateral Investments Account.

            "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Initial Notes in the form set forth on Exhibit A-1.

            "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company for cash pursuant to an effective registration statement filed under the Securities Act.

            "Purchase Agreement" means the Purchase Agreement, dated as of April 16, 1999, by and among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary (including Acquired Indebtedness and Indebtedness represented by Capitalized Lease Obligations, Attributable Debt in respect of Sale/Leaseback Transactions, mortgage financings and purchase money obligations), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time, incurred at any time for the purpose of financing all or any part of the cost of the development, construction, expansion, installation, acquisition, lease or improvement by the Company or any Restricted Subsidiary of any Permitted Business Assets or not less than 66 2/3 percent of the outstanding Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of Permitted Business Assets.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

            "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

            "refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

            "Registrable Securities" means Transfer Restricted Notes, as defined in the Registration Rights Agreement.

            "Registration Rights Agreement" means the Notes Registration Rights Agreement, dated as of April 23, 1999, between the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Regular Record Date" means the Regular Record Date specified in the Notes.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S.

            "Responsible Officer" means, with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

            "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on any Capital Stock of the Company or any Restricted Subsidiary or any other payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than any dividends, distributions or payments made to the Company or any Restricted Subsidiary and dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value, or the making of any principal payment on, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 10.20 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

            "Rule 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies (and any successor).

            "Sale/Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or assets of such Person which has been or is being sold or transferred by such Person after its acquisition thereof or the completion of construction or commencement of operations thereof to such lender or investor or to any other Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

            "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

            "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

            "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

            "Strategic Equity Investor" means any Person that, as of the date of determination, has a Market Capitalization or Consolidated Net Worth of at least $2.0 billion and derives a substantial portion of its revenues from a business related to the Permitted Business.

            "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to any other Indebtedness of the Company.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

            "Subsidiary Guarantor" means each Restricted Subsidiary that becomes a guarantor of the Notes pursuant to the provisions of Section 10.22 hereof, in each case until it is released from its Subsidiary Guarantee pursuant to the terms thereof.

            "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

            "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance and sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to May 5, 1998, other than to a Subsidiary of the Company, plus (b) 80 percent of the Fair Market Value of property (other than cash and Cash Equivalents) received by the Company after May 5, 1998 as a contribution of capital or from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, minus (c) any amounts included in clause (a) above to the extent used to make a Restricted Payment pursuant to clauses (2) or
(3)(A)(x) of Section 10.13 hereof.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 9.05 hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Person shall have replaced such Person pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

            "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.

            "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.20 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

            "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

            "voting power" means, with respect to the Capital Stock of any Person, the relative voting power in any general election of directors or other members of the governing body of such Person.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

            Section 1.02. Other Definitions.

                                                                Defined in
            Term                                                  Section
            ----                                                  -------

            "Act"                                                        1.05
            "Additional Interest"                                       10.23
            "Additional Interest Payment Date"                          10.23
            "Affiliate Transaction"                                     10.14
            "Agent"                                                      3.02
            "Agent Members"                                              3.16
            "Asset Sale Offer"                                          10.15
            "Asset Sale Offer Purchase
            Date"                                                       10.15
            "Assumed Indebtedness"                                      10.15
            "assumed liabilities"                                       10.15
            "Change of Control Date"                                    10.10
            "Change of Control Offer"                                   10.10
            "Change of Control Payment Date"                            10.10
            "covenant defeasance"                                        4.03
            "Defaulted Interest"                                         3.07
            "defeasance"                                                 4.02
            "Defeased Notes"                                             4.01
            "Designation"                                               10.20
            "Designation Amount"                                        10.20
            "Event of Default"                                           5.01

                                                                Defined in
            Term                                                  Section
            ----                                                  -------

            "incur"                                                     10.11
            "Investment Company Act"                                     4.04
            "Note Amount"                                               10.15
            "Note Pro Rate Share of Unutilized
                  Net Cash Proceeds"                                    10.15
            "Note Register"                                              3.05
            "Other Indebtedness"                                        10.15
            "Paying Agent"                                               3.02
            "Permitted Business Assets"                                 10.15
            "Physical Notes"                                             2.01
            "Registrar"                                                  3.02
            "Registration Default"                                      10.23
            "Restricted Period"                                          3.17
            "Revocation"                                                10.20
            "Subsidiary Guarantee"                                      10.22
            "surviving entity"                                           8.01
            "Unutilized Net Cash Proceeds"                              10.15

            Section 1.03. Rules of Construction.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article (including terms referred to in Section 1.02 hereof) have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the Issue Date;

            (d) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

            (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

            Section 1.04. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

            Section 1.05. Acts of Holders.

            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            The ownership of Notes shall be proved by the Note Register.

            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

            Section 1.06. Notices, etc., to the Trustee and the Company.

            Any request, demand, authorization, direction, notice, consent, waiver or other action of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at: State Street Bank and Trust Company of California, N.A., Library Tower, 633 West 5th Street, 12th Floor, Los Angeles, California 90071,
Attention: Corporate Trust Department (Rhythms NetConnections Inc. 12 3/4% Senior Notes due 2009), or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Rhythms NetConnections Inc., 6933 South Revere Parkway, Englewood, Colorado

80112, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

            Section 1.07. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Section 1.08. Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

            If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 1.09. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.10. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

            Section 1.11. Separability Clause.

            In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.12. Benefits of Indenture.

            Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.13. GOVERNING LAW.

            THIS INDENTURE, THE NOTES AND EACH SUBSIDIARY GUARANTEE, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            Section 1.14. No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

            Section 1.15. Independence of Covenants.

            Except as otherwise expressly provided herein, all covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

            Section 1.16. Exhibits and Schedules.

            All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

            Section 1.17. Counterparts.

            This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 1.18. Duplicate Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

                                  FORM OF NOTES

            Section 2.01. Form and Dating.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be as required by Section 3.03 hereof.

            The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

            Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Notes issued in exchange for interests in a Global Note pursuant to
Section 3.17 hereof may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1 with respect to the Initial Notes and Exhibit A-2 with respect to Exchange Notes (in each case, the "Physical Notes").

            The Notes shall have notated thereon evidence of each Subsidiary Guarantee, if any, in the form set forth in Annex A to Exhibit B; provided, however, that the failure of any Note to include such notation shall not affect the validity or enforceability of such Subsidiary Guarantee or such Note against any Subsidiary Guarantor.

                                  ARTICLE THREE

                                    THE NOTES

            Section 3.01. Title and Terms.

            The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $325,000,000 in aggregate principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.10 or 10.15 hereof or the optional redemption provisions of the Notes.

            The Stated Maturity of the principal of the Notes shall be April 15, 2009. Cash interest on the Notes shall accrue at the rate of 12 3/4% per annum from April 23, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on April 15 and October 15, in each year, commencing on October 15, 1999, to the registered Holders at the close of business on the April 1 or October 1, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for.

            At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

            Section 3.02. Registrar and Paying Agent.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented or surrendered for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the

Company in respect of the Notes and this Indenture may be served. The Registrar and any co-Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent. The Company may change the Paying Agent or Registrar without notice to any Holder.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof.

            The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed.

            Section 3.03. Execution and Authentication.

            The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto, and the Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-2 hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are permitted or required by this Indenture. The Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements required by law, stock exchange rule, rule of the Depository or any clearing agency or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

            The terms and provisions contained in the Notes annexed hereto as Exhibit A-1 and Exhibit A-2 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Two Officers, or an Officer and an Assistant Secretary, of the Company shall sign, or one Officer of the Company shall sign, and one Officer or an Assistant Secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.

            An officer of a Subsidiary Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign by manual or facsimile signature, which may be imprinted or otherwise reproduced, a notation, in the form of Annex A to Exhibit B, in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, on the Notes transferred and exchanged subsequent to the issuance of such Subsidiary Guarantee for so long as it remains outstanding.

            If an Officer or Assistant Secretary of the Company or an officer of a Subsidiary Guarantor whose signature is on a Note or a notation, as the case may be, was an officer or (in the case of the Company) Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, then the Note, the Subsidiary Guarantee, if any, and any notation thereon shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $325,000,000 and (ii) Unrestricted Notes from time to time only in exchange for a like principal amount of Initial Notes, upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Unrestricted Notes and whether (subject to Section 2.01 and this Section 3.03) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes Outstanding at any time may not exceed $325,000,000, except as provided in
Section 3.06 hereof.

            Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

            Section 3.04. Temporary Notes.

            Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. The Company Order shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

            If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            Section 3.05. Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 hereof being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of

Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

            Subject to Sections 3.16 and 3.17, when Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, such Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, at the Registrar's or co-Registrar's written request, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive, and each Subsidiary Guarantor, if any, shall execute a notation on such Notes with respect to its Subsidiary Guarantee. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 10.10,
10.15 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such
Note is to be redeemed in part, the portion thereof not to be redeemed.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and each Subsidiary Guarantor, if any, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

            Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or stolen, the Company and each Subsidiary Guarantor, if any, shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if the Holder of such Note furnishes to the Company, each Subsidiary Guarantor, if any, and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, each Subsidiary Guarantor, if any, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

            Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Subsidiary Guarantor, if any, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 3.07. Payment of Interest; Interest Rights Preserved.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection
(b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Notes may be listed, and upon such notice as may be required by such exchange or market, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            Section 3.08. Persons Deemed Owners.

            Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note and for all other purposes whatsoever, whether or not such

Note shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 3.09. Cancellation.

            All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar, any co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

            Section 3.10. Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

            Section 3.11. Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

            Section 3.12. CUSIP and CINS Numbers.

            The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any series of Notes.

            Section 3.13. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Section 3.14. [Intentionally Omitted].

            Section 3.15. Deposits of Monies.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date, maturity date, Redemption Date, Change of Control Payment Date, date for the payment of Defaulted Interest and Asset Sale Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Redemption Date, Change of Control Payment Date, date for the payment of Defaulted Interest or Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date, Redemption Date, Change of Control Payment Date, date for the payment of Defaulted Interest or Asset Sale Offer Purchase Date, as the case may be.

            Section 3.16. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 3.03 and 3.17 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar or co-Registrar has received a written request from the Depository to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b) of this Section 3.16, the Registrar or co-Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations, and each Subsidiary Guarantor, if any, shall execute a notation thereon in respect of its Subsidiary Guarantee.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 3.16, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of like tenor of authorized denominations, and each Subsidiary Guarantor, if any, shall execute a notation thereon in respect of its Subsidiary Guarantee.

            (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to subparagraph (b), (c) or
(d) of this Section 3.16 shall, except as otherwise provided by Section 3.17 hereof, bear the Private Placement Legend.

            (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            Section 3.17. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor which is not a QIB:

            (i) the Registrar or co-Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if
(x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferee has delivered to the Registrar or co-Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and certifications required thereby;

            (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar or co-Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's or co-Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar or co-Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and the Company shall execute, each Subsidiary Guarantor, if any, shall execute a notation on and, upon a Company Order, the Trustee shall authenticate Physical Notes in a principal amount equal to the principal amount of the Global Note to be transferred.

            (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

            (i) the Registrar or co-Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if
(x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or

(y) the proposed transferor has delivered to the Registrar or co-Registrar a certificate substantially in the form of Exhibit E hereto;

            (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Registrar or co-Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's or co-Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar or co-Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the 144A Global Note, upon receipt by the Registrar or co-Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's or co-Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar or co-Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the 144A Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the 144A Global Note to be transferred; and

            (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(k) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

            (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

            (i) the Registrar or co-Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if
(x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar or co-Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar or co-Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

            (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar or co-Registrar of written instructions given in accordance with the Depository's and the Registrar's or co-Registrar's procedures, the Registrar or co-Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the Regulation S Global Note following the expiration of the Restricted Period, upon receipt by the Registrar or co-Registrar of written instructions given in accordance with the Depository's and the Registrar's or co-Registrar's procedures, the Registrar or co-Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Regulation S Global Note to be transferred.

            (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 3.17 exist,
(ii) there is delivered to the Registrar or co-Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

            (e) Other Transfers. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 3.17(a), (b) and (c) hereof, the Registrar or co-Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar or co-Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Company may, based upon the opinion of its counsel, instruct the Registrar or co-Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

            (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar and each co-Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section
3.16 hereof or this Section 3.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar or co-Registrar.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

            Section 4.01. Company's Option To Effect Defeasance or Covenant
                          Defeasance.

            The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 hereof be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

            Section 4.02. Defeasance and Discharge.

            Upon the Company's exercise under Section 4.01 hereof of the option applicable to the Defeased Notes pursuant to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 10.02 and
10.03 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under
Section 6.07 hereof, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option applicable to this Section
4.02 notwithstanding the prior exercise of its option applicable to Section 4.03 hereof with respect to the Notes.

            Section 4.03. Covenant Defeasance.

            Upon the Company's exercise under Section 4.01 hereof of the option applicable to the Defeased Notes pursuant to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through 10.22, 10.25 and 10.26 hereof and the provisions of Article Eight shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Sections or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iii) or (iv) hereof, but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

            Section 4.04. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 4.02 or Section 4.03 hereof to the Defeased Notes:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,
      (a) cash (in United States dollars) in an amount, or (b) Government Securities (denominated in United States dollars) which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes;

            (2) No Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Notes concurrently with such incurrence) or, insofar as Section 5.01(vii), (viii) or (ix) hereof is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

            (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit;

            (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of
      Section 6.08 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company;

            (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than as permitted by clause (2) above) or any other material agreement or instrument to which the Company is a party or by which it is bound;

            (6) In the case of an election under Section 4.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) In the case of an election under Section 4.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

            (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election applicable to Section 4.02 or 4.03 hereof was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

            (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

            (11) Such defeasance or covenant defeasance shall not result in a trust arising from such deposit constituting an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

            Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

            Section 4.05. Deposited Money and Government Securities To Be Held
                          in Trust; Other Miscellaneous Provisions

            Subject to the last paragraph of Section 10.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

            Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section
4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

            Section 4.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
4.02 or 4.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and Government Securities in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

            Section 5.01. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) default in the payment of interest on the Notes when it becomes due and payable and, with respect to any installment of interest after the first six scheduled interest payments, continuance of such default for a period of 30 days or more, and, with respect to any of the first six scheduled interest payments, continuance of such default for a period of five days or more; or

            (ii) default in the payment of the principal of, or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; or

            (iii) default in the performance, or breach, of any covenant described under Section 10.10, Section 10.15 or Article Eight; or

            (iv) default in the performance, or breach, of any covenant in the Notes, this Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed given in accordance with this Indenture); or

            (v) (a) failure to pay, following any applicable grace period, any installment of principal due (whether at maturity or otherwise) under one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Company or any Restricted Subsidiary is obligated or (b) failure by the Company or any Restricted Subsidiary to perform any other term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Company or such Restricted Subsidiary is obligated and, in the case of this clause (b), such failure results in an acceleration of the maturity thereof; or

            (vi) one or more judgments, orders or decrees for the payment of money of $7.5 million or more, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

            (vii) the Company or any Restricted Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding;

                  (B) consents to the entry of a Bankruptcy Order in an
            involuntary case or proceeding or the commencement of any case against it;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors;

                  (E) files an answer or consent seeking reorganization or
            relief;

                  (F) shall admit in writing its inability to pay its debts
            generally; or

                  (G) consents to the filing of a petition in bankruptcy; or

            (viii) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

            (ix) a Custodian shall be appointed out of court with respect to the Company or any Restricted Subsidiary with respect to all or any substantial part of the assets or properties of the Company or any Restricted Subsidiary; or

            (x) this Indenture or the Registration Rights Agreement ceases to be in force and effect in all material respects (other than with respect to the invalidity or alleged invalidity of any provision in the Registration Rights Agreement regarding indemnification for matters arising under the federal securities laws) or is declared null and void or the Company denies that it has any further obligation or liability thereunder or gives notice to that effect (other than by reason of termination or release in accordance with the terms thereof).

            Section 5.02. Acceleration of Maturity, Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in clause (vi), (vii), or (viii) of Section 5.01 hereof with respect to the Company or any Restricted Subsidiary) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then Outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the then Outstanding Notes shall, declare the Default Amount of all Outstanding Notes to be immediately due and payable and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in clause (vi), (vii), or (viii) above with respect to the Company or any Restricted Subsidiary occurs and is continuing, then the Default Amount of all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

            After a declaration of acceleration, the holders of a majority in aggregate principal amount of the then Outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the Default Amount of the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.

            Section 5.03. Collection of Indebtedness and Suits for Enforcement
                          by Trustee.

            The Company covenants that, if an Event of Default specified in
Section 5.01(i) or 5.01(ii) shall have occurred and be continuing, then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes;

and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

            Section 5.04. Trustee May File Proofs of Claims.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes or the property of the Company, any Subsidiary Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Subsidiary Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 5.05. Trustee May Enforce Claims Without Possession of
                          Notes.

            All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            Section 5.06. Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: to the Trustee for amounts due under Section 6.07;

            Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            Third: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

            Fourth: the balance, if any, to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 5.06.

            Section 5.07. Limitation on Suits.

            No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in aggregate principal amount of the then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request which is satisfactory to the Trustee;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the then Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Subsidiary Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Subsidiary Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

            Section 5.08. Unconditional Right of Holders To Receive Principal,
                          Premium and Interest

            Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            Section 5.09. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Subsidiary Guarantor, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 5.10. Rights and Remedies Cumulative.

            Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.11. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.12. Control by Majority.

            The Holders of a majority in aggregate principal amount of the then Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to personal liability;

            (b) such direction shall not be unduly prejudicial to the rights of another Holder; and

            (c) the Trustee may take any other action deemed proper by the Trustee, in its discretion, which is not inconsistent with such direction.

            Section 5.13. Waiver of Past Defaults.

            The Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default

            (a) in the payment of the principal of, premium, if any, or interest on any Note, or

            (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            Section 5.14. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the then Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

            Section 5.15. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

            Section 6.01. Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) During the continuance of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01.

            Section 6.02. Notice of Defaults.

            Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note or in respect of Article Eight hereof, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

            Section 6.03. Certain Rights of Trustee.

            Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) the Trustee may request that any request or direction of the Company mentioned herein be sufficiently evidenced by a Company Request or Company Order and that any resolution of the Board be sufficiently evidenced by a Board Resolution thereof;

            (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder or any default or event of default under the Pledge and Escrow Agreement except (i) any Event of Default occurring pursuant to Sections 5.01(i), 5.01(ii) or 10.01 or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge.

            Section 6.04. Trustee Not Responsible for Recitals, Dispositions
                          of Notes or Application of Proceeds Thereof

            The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements to be made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

            Section 6.05. Trustee and Agents May Hold Notes; Collections; Etc.

            The Trustee, any Paying Agent, Registrar or co-Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or co-Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or co-Registrar or such other agent.

            Section 6.06. Money Held in Trust.

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 6.07. Compensation and Indemnification of Trustee and Its
                          Prior Claim.

            The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section
6.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes.

            Section 6.08. Conflicting Interests.

            The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

            Section 6.09. Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have (or, in the case of a Trustee that is an Affiliate of a bank holding company, its Affiliated bank holding company shall have) a combined capital and surplus of at least $25,000,000 and a corporate trust office or agency in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 6.10. Resignation and Removal; Appointment of Successor
                          Trustee.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

            (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or (if an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 Business Days after the giving of such notice of resignation) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

            (c) The Trustee may be removed at any time by an Act of the Holders of a majority in aggregate principal amount of the then Outstanding Notes, delivered to the Trustee and to the Company.

            (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the then Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, or the resigning Trustee may, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 6.11. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

            No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

            Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

            Section 6.12. Merger, Conversion, Amalgamation, Consolidation or
                          Succession to Business

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

            In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

            Section 7.01. Preservation of Information; Company To Furnish
                          Trustee Names and Addresses of Holders

            (a) The Trustee shall preserve the names and addresses of the Holders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar or co-Registrar, the Company shall furnish or cause the Registrar or co-Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

            (b) The Company will furnish or cause to be furnished to the
Trustee:

            (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

            (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar or co-Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

            Section 7.02. Communications of Holders.

            Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

            Section 7.03. Reports by Trustee.

            Within 60 days after April 15th of each year commencing with the first April 15th following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such April 15th, in accordance with and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and, if required by the rules of any such stock exchange or market, with each stock exchange or market on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange or market.

                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

            Section 8.01. Company May Consolidate, etc., Only on Certain Terms.

            The Company will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person or Persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) the Company shall be the continuing Person or, if the Company is not the continuing Person, the resulting, surviving or transferee Person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof;
(b) the surviving entity (if other than the Company) shall expressly assume all of the obligations of the Company under the Notes and this Indenture, and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions),
(I) the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Notes and this Indenture), as the case may be, would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the proviso of Section 10.11, and (II) the Company or the surviving entity, as the case may be, would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture, complies with this covenant and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

            Section 8.02. Successor Substituted.

            Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or the Restricted Subsidiary, as the case may be, is not the continuing corporation, then the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

            For all purposes of this Indenture (including the provisions of this Article Eight and Sections 10.11, 10.13 and 10.16 hereof) and the Notes, Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.20 hereof, and all Indebtedness, and all Liens on property or assets, of the surviving entity and the Restricted Subsidiaries (except Indebtedness, or Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions) shall be deemed to have been incurred upon such transaction or series of related transactions.

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

            Section 9.01. Supplemental Indentures, Agreements and Waivers
                          Without Consent of Holders

            Without the consent of any Holders, the Company and any Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

            (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Notes and this Indenture;

            (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company in the Notes or this Indenture;

            (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture or in the Notes which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided, however, that, in each case, such provisions shall not adversely affect the legal rights of the Holders;

            (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

            (e) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

            (f) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations;

            (g) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

            (h) to add or release a Subsidiary Guarantor in compliance with the provisions of Section 10.22 hereof; or

            (i) to make any other change that does not adversely affect in any material respect the legal rights of any Holder;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver complies with the provisions of this Section 9.01.

            Section 9.02. Supplemental Indentures, Agreements and Waivers with
                          Consent of Holders

            With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

            (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,

            (ii) change the currency in which any Notes or amounts owing thereon is payable,

            (iii) reduce the percentage of the aggregate principal amount Outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes,

            (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

            (v) waive a Default in payment with respect to the Notes, other than a waiver consisting of the rescission of any declaration of acceleration with respect to the Notes effected in compliance with Section 5.02,

            (vi) reduce the rate or change the time for payment of interest on the Notes,

            (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with this Indenture or waive any Default in the performance thereof, or

            (viii) affect the ranking of the Notes in a manner adverse to the Holders of the Notes.

            Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 9.03. Execution of Supplemental Indentures, Agreements and
                          Waivers.

            In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

            Section 9.04. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article Nine, this Indenture and/or the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and/or the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 9.05. Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

            Section 9.06. Reference in Notes to Supplemental Indentures.

            Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article, may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

            In addition, Notes authenticated and delivered after the execution of any supplemental indenture in compliance with Section 10.22 and this Article shall, if required by the Trustee, bear a notation substantially in the form annexed hereto as Annex A to Exhibit B, and new Notes bearing such notation shall be prepared and executed by the Company, with such notation executed by the Subsidiary Guarantors, if any . The Trustee, upon a Company Order, shall thereafter authenticate and deliver such Notes in exchange for Outstanding Notes.

            Section 9.07. Record Date.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            Section 9.08. Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE TEN

                                    COVENANTS

            Section 10.01. Payment of Principal, Premium and Interest.

            The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes, this Indenture and the Registration Rights Agreement.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

            Section 10.02. Maintenance of Office or Agency.

            The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 10.03. Money for Note Payments To Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

            If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

            If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

            (c) at any time during the continuance of any such payment Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

            Section 10.04. Corporate Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Restricted Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

            Section 10.05. Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of the Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement).

            Section 10.06. Maintenance of Properties.

            The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries that are used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (subject to ordinary wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

            Section 10.07. Insurance.

            The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers (including appropriate self-insurance), believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that, in the good faith judgment of the Board, property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

            Section 10.08. Books and Records.

            The Company will keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in compliance with GAAP.

            Section 10.09. Provision of Commission Reports.

            Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision of law, the Company shall furnish without cost to each Holder, and file with the Trustee, (i) within 135 days after the end of each fiscal year of the Company, financial information with respect to the Company that would be required to be contained in an Annual Report on Form 10-K for such year filed by the Company with the Commission (whether or not the Company is then required to file such Form with the Commission), including (x) audited financial statements of the Company, including the report of the Company's independent auditors thereon, and (y) a discussion of the Company's financial condition and results of operations that complies with Item

303 of Regulation S-K of the Commission, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, financial information with respect to the Company that would be required to be contained in a Quarterly Report on Form 10-Q filed by the Company with the Commission (whether or not the Company is then required to file such Form with the Commission), including a discussion of the Company's financial condition and results of operations that complies with Item 303 of Regulation S-K of the Commission and (iii) on a timely basis, any information concerning the Company or any Restricted Subsidiary required to be contained in a Current Report on Form 8-K (whether or not the Company is then required to file such Form with the Commission), and, unless such information is included or incorporated in a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Commission, the Company shall file a copy of all such information described in clauses (i), (ii) and (iii) above with the Commission (if permitted by Commission practice and applicable law and regulations).

            For so long as any Notes remain Outstanding, the Company shall furnish to securities analysts and prospective investors, upon their request, information of the type required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such Holder.

            Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of the Trustee of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

            Section 10.10. Change of Control.

            Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, such Change of Control Payment Date. Notice of a Change of Control Offer shall be mailed to holders of Notes not less than 30 days nor more than 60 days before the Change of Control Payment Date.

            Notice of a Change of Control Offer shall be mailed by the Company to the Holders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that the Change of Control Offer is being made pursuant to this
Section 10.10 and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

            (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

            (c) that any Note not tendered for payment will remain Outstanding and continue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

            (f) that a Holder that tenders a Note pursuant to a Change of Control Offer will be entitled to withdraw such Note if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Note the Holder tendered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Note purchased;

            (g) that a Holder may tender all or any portion of a Note owned by such Holder pursuant to the Change of Control Offer, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 in principal amount, and that any Holder that tenders a portion of a Note will be issued a Note of like tenor equal in principal amount to the portion of the Note not tendered;

            (h) the instructions that Holders must follow in order to tender their Notes; and

            (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission at that time, the comparable information prepared pursuant to Section 10.09), a description of material developments in the Company's business and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer (including, without limitation, pro forma financial information giving effect to such Change of Control) as would, in the good faith judgment of the Company, be material to a Holder in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

            On the Change of Control Payment Date, the Company shall (i) accept for payment all Notes, or portions thereof, validly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes, or portions thereof, so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the registered numbers of such Notes. The Paying Agent shall, with the funds so deposited with it by the Company, promptly mail or deliver to each Holder that validly tendered and did not withdraw Notes, or any portion thereof, an amount equal to the purchase price for the portion so tendered, and the Trustee shall promptly authenticate and mail or deliver to such Holder a new Note of like tenor equal in principal amount to that portion, if any, of any Note surrendered by such Holder but not tendered pursuant to the Change of Control Offer. The Company will publicly announce or otherwise notify the Holders of the results of the Change of Control Offer as soon as practicable following the Change of Control Payment Date. The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            If the Company is required to make a Change of Control Offer, the Company (or any such third party) shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section

10.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 10.10 solely by virtue of such compliance.

            Section 10.11. Limitation on Additional Indebtedness.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, Guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided, that (i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Indebtedness to EBITDA Ratio would be less than or equal to 6 to 1.

            Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary) shall be deemed incurred at the time such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

            For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness may be incurred by meeting the criteria of one or more items of Permitted Indebtedness, the Company may, in its sole discretion, classify and divide such item of Indebtedness among more than one of such items of Permitted Indebtedness.

            Accrual of interest, accretion or amortization of original issue discount and reductions in any collateral described in clause (B) of the definition of "Indebtedness" by reason of payments of interest on the Indebtedness secured by such collateral will not be deemed to be an incurrence of Indebtedness for purposes of this Section 10.11.

            Section 10.12. Statement by Officers as to Default.

            The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or the chief executive officer and by the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled in all material respects each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such Officers have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default under this Indenture has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed Default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $5 million), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

            Section 10.13. Limitation on Restricted Payments.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

            (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

            (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of
      Section 10.11 hereof; and

            (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) 50% of Consolidated Net Income accrued on a cumulative basis during the period beginning on the first day of the first fiscal quarter immediately subsequent to the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Company for such period is a deficit, minus 100% of such deficit) for which financial statements are available, in any event determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, plus
      (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after May 5, 1998 or (y) from the issuance and sale of its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), in each case on or after May 5, 1998 to a Person who is not a Subsidiary of the Company, plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) on or after May 5, 1998 of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Company or upon the exercise of options, warrants or other rights of the Company, plus (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, plus
      (e) in the case of any Revocation with respect to a Subsidiary of the Company that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation. For purposes of the preceding clauses (b) (y) and (c), as applicable, (A) the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received, if any, by the Company upon the conversion, exchange or exercise thereof, (B) there shall be excluded in all cases any issuance and sale of Capital Stock financed, directly or indirectly, using funds (I) borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid or (II) contributed, extended, Guaranteed or advanced by the Company or any Subsidiary (including, without limitation, direct contributions by the Company in respect of any employee stock ownership or benefit plan) and (C) there shall be excluded in all cases any issuance and sale of Capital Stock in one or more Public Equity Offerings or to Strategic Equity Investors to the extent the net cash proceeds are used, prior to April 15, 2002, to redeem Notes as permitted under the optional redemption provisions of the Notes. The Company may not redeem Notes pursuant to the optional redemption provisions of the Notes referred to in the immediately preceding sentence from net cash proceeds received by the Company from the issuance on or after the Issue Date of its Capital Stock if such net cash proceeds have ever been included in a determination of the amount of Restricted Payments that may be made by the Company pursuant to this Section 10.13, unless the Company would have been able to make such Restricted Payment without including such net cash proceeds in such determination.

            For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

            The provisions of this Section 10.13 shall not prohibit the following (each of which shall be given independent effect):

            (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of this Indenture;

            (2) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (iii)(b) above;

            (3) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness (A) made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) Capital Stock (other than Disqualified Stock) of the Company, provided that any such net cash proceeds are excluded from clause (iii) (b) above; or (y) other Subordinated Indebtedness to the extent that (I) its stated maturity for the payment of principal thereof is not prior to the 91st day after the final Stated Maturity of the Notes, (II) its principal amount does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon an acceleration thereof, such lesser amount) of the Subordinated Indebtedness being refinanced, plus any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced, plus the amount of expenses of the Company incurred in connection with such refinancing, and (III) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as the Subordinated Indebtedness being refinanced, or (B) with Unutilized Cash Proceeds remaining after completion of an Asset Sale pursuant to the fifth paragraph of
Section 10.15 hereof;

            (4) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination (whether by reason of death, disability or otherwise) of their employment with the Company or one of its Subsidiaries; provided that payments shall not exceed $500,000 in any fiscal year in the aggregate;

            (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in contemplation of merger, consolidation or transfer of assets that complies with the provisions of the Indenture relating to mergers, consolidations or transfers of substantially all of the assets of the Company;

            (6) any purchase of any fractional share of Common Stock of the Company in connection with an exercise of the 1998 Warrants and any repurchase of 1998 Warrants pursuant to a Repurchase Offer (as defined in the 1998 Warrant Agreement); and

            (7) Restricted Payments in addition to those otherwise permitted pursuant to this Section 10.13 in an aggregate amount not to exceed $10.0 million.

            In determining the amount of Restricted Payments permissible under this Section 10.13, amounts expended pursuant to clauses (1), (4) and (7) above shall be included, without duplication, as Restricted Payments.

            Section 10.14. Limitation on Transactions with Affiliates.

            The Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, directly or indirectly, conduct any business, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, loan, advance or Guarantee or engage in any other transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial owner of 10% or more of the Common Stock of the Company or any officer or director of the Company or any Subsidiary (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing and are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. Each Affiliate Transaction (or series of related Affiliate Transactions) involving aggregate payments and/or other consideration having Fair Market Value (i) in excess of $1 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions, (ii) in excess of $5 million shall further require the approval of a majority of the Disinterested Directors and (iii) in excess of $10 million shall further require that the Company obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction (or series of related Affiliate Transactions) are fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view; provided, that this clause
(iii) shall not apply to purchases of goods and/or services in the ordinary course of the Company's business, and on terms no less favorable to the Company than those customarily granted to purchasers of such goods and/or services, from Paradyne Corporation or Xylan Corporation. For purposes of this Section 10.14, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and, therefore, shall be permitted under this Section 10.14.

            Notwithstanding the foregoing, the restrictions set forth in this
Section 10.14 shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, provided that in any such case, no officer, director or beneficial owner of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock of any such Restricted Subsidiary, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date and specified on a schedule to the Indenture, (iii) any Restricted Payment made in compliance with
Section 10.13, (iv) the payment of reasonable and customary regular fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (v) employment agreements, stock option agreements and indemnification arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice, (vi) the granting and performance of registration rights for securities of the Company, (vii) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with industry practice, and (viii) any Permitted Investment.

            Section 10.15. Disposition of Proceeds of Asset Sales

            The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the following shall be treated as cash for purposes of this Section 10.15: (x) the amount of any Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee of assets disposed of in such Asset Sale pursuant to an agreement that fully and unconditionally releases the Company or such Restricted Subsidiary from further liability ("Assumed Indebtedness") and
(y) the amount of any notes or other obligations that within 30 days of receipt are converted into cash (to the extent of the cash (after payment of any costs of disposition) so received). Notwithstanding the immediately preceding sentence, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with clause (b) of the immediately preceding sentence if at least 75% of the consideration for such Asset Sale consists of any combination of cash, Cash Equivalents and Permitted Business Assets (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such Person are Permitted Business Assets); provided that any non-cash consideration (other than Permitted Business Assets received by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale) that is converted into or sold or otherwise disposed of for cash or Cash Equivalents within 365 days after such Asset Sale and any Permitted Business Assets constituting cash or Cash Equivalents received by the Company or any Restricted Subsidiary shall constitute Net Cash Proceeds subject to the provisions of this Section 10.15. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale, within 365 days of the receipt thereof, to the permanent reduction (whether by means of repayment, release pursuant to clause (x) of the first sentence of this Section 10.15 or otherwise) of (A) Indebtedness of any Restricted Subsidiary and/or (B) Indebtedness of the Company ranking senior to or pari passu with the Notes, and, in each case, permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, and/or (ii) apply such Net Cash Proceeds, within 365 days of the receipt thereof, to an investment in properties and assets (including leases of such properties or assets) that will be used or are usable in the same or a related line of business as that being conducted by the Company or any Restricted Subsidiary at the time of such Asset Sale or such investment therein (collectively, "Permitted Business Assets") (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such Person are Permitted Business Assets).

            To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or
(ii) of the preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 Business Days after such 365th day, make an offer to purchase (an "Asset Sale Offer") all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) equal to the Note Pro Rata Share of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to such purchase date; provided, however, that an Asset Sale Offer may be deferred by the Company until there are Unutilized Net Cash Proceeds equal to at least $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds (and not just the amount in excess of $5.0 million) shall be applied as required pursuant to this paragraph and the next following paragraph.

            If any other Indebtedness of the Company which ranks pari passu with the Notes (the "Other Indebtedness"), including the 1998 Notes, requires that an offer to repurchase such Indebtedness be made upon the consummation of an Asset Sale, then the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Asset Sale Offer to offer to purchase such Other Indebtedness and to an Asset Sale Offer so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes is not less than the Note Pro Rata Share of Unutilized Net Cash Proceeds. Any offer to purchase such Other Indebtedness shall be made at the same time as the Asset Sale Offer, and the purchase date in respect of any such offer to purchase and the Asset Sale Offer shall occur on the same day.

            For purposes of this Section 10.15, "Note Pro Rata Share of Unutilized Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction, the numerator of which is the aggregate principal amount of, and all accrued interest thereon to the purchase date on, all Notes (or portions thereof) validly tendered and not withdrawn pursuant to an Asset Sale Offer related to such Unutilized Net Cash Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the lesser of (i) the aggregate principal face amount, and all accrued interest thereon to the purchase date, or (ii) the accreted value as of the purchase date of all Other Indebtedness (or portions thereof) validly tendered and not withdrawn pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Asset Sale Offer.

            Each Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the principal amount, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Unutilized Net Cash Proceeds or the Note Pro Rata Share of Unutilized Net Cash Proceeds, as the case may be, the Company or any Restricted Subsidiary may use such excess for general corporate purposes, including the repayment or repurchase of Indebtedness. If the principal amount, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Unutilized Net Cash Proceeds or the Note Pro Rata Share of Unutilized Net Cash Proceeds, as the case may be, then the Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer and offer for any Other Indebtedness, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

            Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 Business Days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the date fixed for purchase of Notes validly tendered and not withdrawn, which date shall be not later than the 30th Business Day following the mailing of such Asset Sale Offer (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

            (a) that the Asset Sale Offer is being made pursuant to this Section
      10.15 and that all Notes validly tendered into the Asset Sale Offer and not withdrawn will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Asset Sale Offer, plus accrued interest, if any, thereon to the Asset Sale Offer Purchase Date of such offer exceeds the aggregate amount of the Note Pro Rata Share of Unutilized Net Cash Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

            (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

            (c) that any Note not tendered for payment will remain Outstanding and continue to accrue interest in accordance with the terms thereof;

            (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

            (e) that Holders electing to have Notes purchased pursuant to the Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

            (f) that a Holder of Notes will be entitled to withdraw its Notes from the Asset Sale Offer if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of each Note such Holder delivered for purchase that such Holder elects to withdraw, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes (or a specified portion thereof) purchased;

            (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

            (h) the instructions that Holders must follow in order to validly tender their Notes; and

            (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission at that time, the comparable information prepared pursuant to Section 10.09), a description of material developments in the Company's business, and such other information concerning the circumstances and relevant facts regarding such Asset Sale (including, without limitation, pro forma financial information giving effect to such Asset Sale) and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

            On the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered and not withdrawn pursuant to the Asset Sale Offer, subject to pro ration under the circumstances and in the manner described in clause (a) of the preceding paragraph, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so accepted by the Company and (iii) deliver to the Trustee the Notes so accepted (in whole or in part) together with an Officers' Certificate setting forth the registered numbers of such Notes. The Paying Agent shall, with the funds so deposited with it by the Company, promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price therefor, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered in the Asset Sale Offer and not purchased by the Company. The Company will publicly announce or otherwise notify the Holders of the results of the Asset Sale Offer as promptly as practicable following the Asset Sale Offer Purchase Date.

            If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this
Section 10.15, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 10.15 solely by virtue of such compliance.

            Section 10.16. Limitation on Liens Securing Certain Indebtedness.

            The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of the property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness, or (y) Indebtedness of (A) the Company that is not Subordinated Indebtedness, or (B) any Restricted Subsidiary, unless in each case the Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of clauses (x) and (y), for Permitted Liens and for Liens to secure Debt Securities on cash representing the proceeds of such Debt Securities or on Government Securities acquired with such cash and pledged for the purpose of providing for the payment of principal of, and/or interest on, such Debt Securities.

            Section 10.17. Limitation on Status as Investment Company.

            The Company will not, and will not permit any of its Subsidiaries or Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption that is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

            Section 10.18. Limitation on Issuances and Sales of Capital Stock of
                           Restricted Subsidiaries

            The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock (or any options, warrants or other rights to purchase such Capital Stock) of a Restricted Subsidiary, except (i) any sale or issuance of Capital Stock to the Company or a Wholly Owned Restricted Subsidiary, (ii) any sale or issuance of Common Stock to directors as director qualifying shares, but only to the extent required under applicable law, (iii) any sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company and the Restricted Subsidiaries or (iv) any sale or issuance of Capital Stock of a Restricted Subsidiary (other than pursuant to clauses (i) or (ii)) if such Restricted Subsidiary would no longer be a Restricted Subsidiary immediately after such transaction and any Investment in such Person remaining after giving effect to such sale or issuance would have been permitted to be made under Section 10.13 hereof, and, in the case of both
(iii) and (iv), in compliance with Section 10.15 hereof.

            Section 10.19. Limitation on Dividends and Other Payment
                           Restrictions Affecting Restricted Subsidiaries

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make any Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (i) any encumbrance or restriction in existence on the Issue Date, (ii) customary non-assignment provisions, (iii) any encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (iv) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (v) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause
(iv) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vi) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (vii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Permitted Indebtedness contained in any Debt Securities or Permitted Credit Facility; provided that the terms and conditions of any such encumbrance or restriction contained in any Debt Securities are no more restrictive than those contained in this Indenture; provided, further, that (subject to customary net worth, leverage, invested capital and other financial covenants and the absence of default under such agreement or instrument) the provisions of such agreement or instrument permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes and other Indebtedness (other than Subordinated Indebtedness) that is solely an obligation of the Company; and provided, further, that such agreement or instrument may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

            Section 10.20. Limitation on Designations of Unrestricted
                           Subsidiaries

            The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which the Company has made an Investment of $1,000 or less) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

            (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (b) the Company would be permitted under this Indenture to make an Investment at the time of such Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the interest of the Company and its Restricted Subsidiaries in such Subsidiary on such date.

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.13 hereof for all purposes of this Indenture in an amount equal to the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of, or similar credit support for, or subject any of its properties or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent otherwise permitted under this Indenture, including without limitation under Section 10.13 hereof.

            The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

            (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            All Designations and Revocations must be evidenced by Board Resolutions and Officers' Certificates delivered to the Trustee certifying compliance with the foregoing provisions.

            Section 10.21. Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, each Subsidiary Guarantor, if any, and any other obligor on the Notes will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture will include:

            (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            Section 10.22. Limitation on Issuances of Guarantees by Restricted
                           Subsidiaries

            The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary (a "Subsidiary Guarantee"), which Subsidiary Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of such other Indebtedness; provided that this paragraph shall not apply to any Guarantee of Indebtedness described in clause (h) of the definition of "Permitted Indebtedness." Notwithstanding the foregoing, any such Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, (ii) the Designation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 10.20 hereof or (iii) the release of such Restricted Subsidiary from all of its obligations under all of its Guarantees of Indebtedness of the Company. A form of such Subsidiary Guarantee is set forth as Exhibit B hereto.

            At the time of the delivery to the Trustee of a Subsidiary Guarantee by a Restricted Subsidiary pursuant to this Section 10.22, such Restricted Subsidiary shall also deliver to the Trustee an Opinion of Counsel and Officers' Certificate to the effect that such Subsidiary Guarantee has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligations of such Restricted Subsidiary (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally).

            Section 10.23. Registration Rights

            (a) Simultaneously with the execution and delivery of this Indenture, the Company shall enter into the Registration Rights Agreement.

            (b) In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the Closing Time, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the Closing Time, (c) the Exchange Offer is not consummated on or prior to the 30th calendar day after the date on which the Exchange Offer

Registration Statement is declared effective, (d) if required under the Registration Rights Agreement, a Shelf Registration Statement with respect to the Notes is not declared effective on or prior to the 60th calendar day following the date on which the obligation to file such registration statement arises or (e) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable except in accordance with Section 2(d)(iii) of the Registration Rights Agreement (each such event referred to in clauses (a) through (e) above, a "Registration Default"), then the Company shall pay as liquidated damages interest ("Additional Interest") on the Restricted Notes as to which the Registration Default exists. If a Registration Default exists with respect to Restricted Notes, the Company will, with respect to the first 90-day period (or portion thereof) while such Registration Default is continuing immediately following the occurrence of such Registration Default, make cash payments at a rate of 0.50% per annum multiplied by the principal amount of the Restricted Notes as of the date such payment is required to be made. The rate of such cash payment shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period (or portion thereof) while such Registration Default is continuing until such Registration Default is cured, up to a maximum rate of 1.5% per annum. Upon the cure of a Registration Default in accordance with Section 2(e) of the Registration Rights Agreement, the accrual of Additional Interest on the Restricted Notes with respect to such Registration Default will cease.

            Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which Additional Interest accrues on the Notes.

            The Company shall notify the Trustee within three Business Days after the occurrence of each Registration Default. Additional Interest payable with respect to any Restricted Note shall be due and payable on each April 15 and October 15 (each an "Additional Interest Payment Date") if Additional Interest has accrued on such Restricted Note during the semi-annual period immediately preceding such Additional Interest Payment Date, to the Person in whose name such Restricted Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1, whether or not a Business Day, next preceding such Additional Interest Payment Date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the occurrence of the applicable Registration Default. Additional Interest shall be paid by depositing with the Trustee, in trust for the benefit of the Holders of Notes, prior to 11:00 a.m. New York City time on the applicable Additional Interest Payment Date, immediately available funds sufficient to pay the Additional Interest then due.

            Section 10.24. Security.

            (a) At the Closing Time, the Company, using a portion of the proceeds of the Notes, shall promptly deposit, or cause to be deposited, for the equal and ratable benefit of the Holders of the Notes and the 1998 Notes, a portfolio of securities initially consisting of Government Securities in such amount and with such maturities as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities, based on the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, in either case selected by the Company, to provide for payment in full of the first six scheduled interest payments (excluding liquidated damages, if any) due on the outstanding Notes and shall be held by the Trustee in the Collateral Investments Account pending disposition pursuant to the Pledge and Escrow Agreement.

            (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge and Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge and Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, as may be required by the provisions of the Pledge and Escrow Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby and by the Pledge and Escrow Agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the 1998 Notes secured thereby, according to the intent and purposes therein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required (and any action reasonably requested by the Trustee) to cause the Pledge and Escrow Agreement to create and maintain, as security for the obligations of the Company under this Indenture, the Notes and the 1998 Notes, valid and enforceable first priority Liens in and on all the Pledged Securities and on the other collateral described in the Pledge and Escrow Agreement, in favor of the Trustee as trustee for the Notes and the 1998 Notes, superior to and prior to the rights of third Persons and subject to no other Liens. The Trustee shall not be liable for the validity, sufficiency or priority of the funds or Pledged Securities held under the Pledge and Escrow Agreement or for the maintenance of the perfection of any funds or securities held therein.

            (c) The release of any Pledged Securities pursuant to the Pledge and Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge and Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge and Escrow Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge and Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

            (d) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Securities then outstanding and upon receipt of indemnity satisfactory to it shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge and Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuers thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

            (e) Promptly after the execution and delivery of this Indenture, and on or before April 15th of each calendar year, commencing April 15, 2000, the Company shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture and the Pledge and Escrow Agreement as is necessary to create (in the case of the opinion delivered in connection with the execution and delivery of this Indenture) or maintain (in the case of each opinion delivered thereafter) the Lien of this Indenture described in subsection (b) above on the Pledged Securities and on the other collateral described in the Pledge and Escrow Agreement in existence as of the date of such opinion and reciting the details of such action or (ii) as of the date of such opinion, no such action is necessary to create (in the case of the opinion delivered in connection with the execution and delivery of this Indenture) or maintain (in the case of each opinion delivered thereafter) such Lien. Such Opinion of Counsel shall also describe, subject to the assumptions, qualifications and limitations set forth therein, the recording, filing, rerecording and refiling of this Indenture and the Pledge and Escrow Agreement that, in the opinion of such counsel as of the date of such opinion, is required to maintain such Lien with respect to the Pledged Securities and on the other collateral described in the Pledge and Escrow Agreement in existence as of the date of such opinion until June 15 in the following calendar year.

            Section 10.25. Business Activities.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

            Section 10.26. Limitation on Sale/Leaseback Transactions.

            The Company shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction. However, the Company or any Restricted Subsidiary may enter into any such transaction if
(i) the Company or such Restricted Subsidiary would be permitted under Sections
10.11 and 10.16 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction; (ii) the consideration received by the Company or such Restricted Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred; and
(iii) to the extent that such transaction constitutes an Asset Sale, the Net Cash Proceeds received by the Company or such Restricted Subsidiary from such transaction are applied in accordance with Section 10.15 hereof.

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

            Section 11.01. Satisfaction and Discharge of Indenture.

            This Indenture shall be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

            (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

            (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

            (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (iii) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturities and the Redemption Dates thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause

(b)(ii) of this Section 11.01, the obligations of the Trustee under Section
11.02 and the last paragraph of Section 10.03, shall survive.

            Section 11.02. Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, on and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                 ARTICLE TWELVE

                                   REDEMPTION

            Section 12.01. Notices to the Trustee.

            If the Company elects to redeem Notes pursuant to Paragraph 3 of the reverse side of the Initial Notes or Paragraph 2 of the reverse side of the Exchange Notes, it shall notify the Trustee of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed.

            The Company shall notify the Trustee of any redemption at least 45 days before the Redemption Date (or such shorter time as may be acceptable to the Trustee) by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes; provided that, if both the Notes and the 1998 Notes are to be redeemed simultaneously, any notice given in compliance with the indenture governing the 1998 Notes shall be acceptable to the Trustee.

            Section 12.02. Selection of Notes To Be Redeemed.

            In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that any redemption pursuant to the provisions relating to redemptions from the proceeds of (a) one or more Public Equity Offerings and/or (b) the sale of Capital Stock (other than Disqualified Stock) to Strategic Equity Investors shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the Depository's procedures). No Notes of a principal amount of $1,000 or less shall be redeemed in part.

            The Trustee shall promptly notify the Company and the Registrar and each co-Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            Section 12.03. Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note Register maintained by the Registrar or co-Registrar.

            All notices of redemption shall identify the Notes to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) that, unless the Company defaults in paying the Redemption Price, any Note called for redemption shall cease to accrue interest on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

            (d) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

            (f) the CUSIP or CINS number, if any, relating to such Notes.

            Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request given with sufficient advance notice to permit the Trustee to adequately respond, by the Trustee in the name and at the expense of the Company.

            Section 12.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (including accrued interest, if any, to the Redemption
Date), but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Regular Record Dates referred to in the Notes.

            Section 12.05. Deposit of Redemption Price.

            On or prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of all the Notes or portions thereof which are to be redeemed on that date (including any accrued interest to the Redemption Date), other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, any Note called for redemption shall cease to accrue interest on and after the applicable Redemption Date, whether or not such notes are presented for payment, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

            Section 12.06. Notes Redeemed or Purchased in Part.

            Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal amount of the Note so surrendered that is not redeemed.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              RHYTHMS NETCONNECTIONS INC., as Issuer


                                  By: /s/ CATHERINE M. HAPKA
                                      ----------------------------------------
                                  Name: Catherine M. Hapka
                                        --------------------------------------
                                  Title: President and Chief Executive Officer
                                         -------------------------------------


                              STATE STREET BANK AND TRUST COMPANY
                                   OF CALIFORNIA, N.A., as Trustee


                                  By: /s/ SCOTT C. EMMONS
                                      ----------------------------------------
                                  Name: Scott C. Emmons
                                        --------------------------------------
                                  Title: Assistant Vice President
                                         -------------------------------------

                                                                     EXHIBIT A-1

                                 [FORM OF NOTE]

                                 [FACE OF NOTE]

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR OTHER SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THESE SECURITIES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d), IF APPLICABLE, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO RHYTHMS NETCONNECTIONS INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                           RHYTHMS NETCONNECTIONS INC.

                                   GLOBAL NOTE

                     12 3/4% SENIOR NOTES DUE 2009, SERIES A

CUSIP No.___________                                                 $ _________

REGISTERED No.

            RHYTHMS NETCONNECTIONS INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of __________ Dollars ($__________) on April 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon on April 15 and October 15 (each an "Interest Payment Date"), of each year, commencing on October 15, 1999, accruing from April 23, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 3/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Notes may be listed, and upon such notice as may be required by such exchange or market, all as more fully provided in such Indenture.

            Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. However, payment by wire transfer of immediately available funds to an account within the United States of America will be required with respect to payments in respect of all Global Notes and to all other holders which shall have provided written wire instructions to the Company or Paying Agent by the record date preceding the payment date.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: __________ __, 1999          RHYTHMS NETCONNECTIONS INC.


                               By: /s/ CATHERINE M. HAPKA
                                  --------------------------------------
                                  Name: Catherine M. Hapka
                                  Title: President and Chief Executive Officer


                               By: /s/ SCOTT C. CHANDLER
                                  --------------------------------------
                                  Name: Scott C. Chandler
                                  Title: Chief Financial Officer


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the 12 3/4% Senior Notes due 2009, Series A, referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY
                                   OF CALIFORNIA, N.A., as Trustee


                                 By: /s/ SCOTT C. EMMONS
                                    --------------------------------------
                                    Authorized Signatory

                                [REVERSE OF NOTE]

      1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 12 3/4% Senior Notes due 2009, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $325,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 23, 1999, by and between the Company and State Street Bank and Trust Company of California, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes, including the Exchange Notes, are treated as a single class of securities under the Indenture.

            All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

      2. Registration Rights. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated April 23, 1999, between the Company and the Initial Purchasers (as amended from time to time, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company is obligated to consummate an exchange offer pursuant to which the Holders of Initial Notes shall have the right to exchange the Initial Notes for 12 3/4% Senior Notes due 2009, Series B, of the Company (herein called the "Exchange Notes"), which will have been registered under the Securities Act, in like principal amount and having identical terms as the Initial Notes (other than as set forth in this paragraph). The Holders of Initial Notes shall be entitled to receive, as liquidated damages, certain additional interest payments in the event such exchange offer is not consummated within a specified period and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture.

      3. Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, on or after April 15, 2004 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

                             Year                    Percentage
                             ----                    ----------

             2004...............................      106.375%

             2005...............................      104.250%

             2006...............................      102.125%

                             Year                    Percentage
                             ----                    ----------
             2007 and thereafter................      100.000%

      In addition, at any time on or prior to April 15, 2002, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 35% of the originally-issued aggregate principal amount of Notes at a redemption price (determined as of the applicable redemption date) equal to 112.75% of the principal amount of the Notes so redeemed plus accrued and unpaid interest, if any, and liquidated damages, if any, with the net cash proceeds of (a) one or more Public Equity Offerings and/or (b) the sale, subsequent to the Issue Date, of Capital Stock (other than Disqualified Stock) in one or more transactions not constituting a Public Equity Offering to Strategic Equity Investors, resulting in gross cash proceeds to the Company of at least $25 million in the aggregate; provided that not less than 65% of the originally-issued aggregate principal amount of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering or sale to one or more Strategic Equity Investors the net proceeds from which, together with any net proceeds from any prior Public Equity Offerings or sales to Strategic Equity Investors, are to be used to effect an optional redemption in accordance with this paragraph.

      4. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes at the purchase prices and in accordance with the procedures set forth in the Indenture.

      5. Defaults and Remedies. If an Event of Default occurs and is continuing, the Default Amount of all outstanding Notes may be declared due and payable in the manner and with the effect provided in this Indenture.

      6. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

      7. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

      10. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      11. Collateral. The Company has purchased and deposited with the Trustee Pledged Securities in an amount sufficient to fund the first six scheduled interest payments on the Notes. The Pledged Securities are pledged for the ratable benefit of the Holders of the Notes and the holders of the 1998 Notes. Once the first six scheduled interest payments are made, the Notes and the 1998 Notes will be unsecured.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture and the Registration Rights Agreement unless the same is publicly available from the Commission. Requests may be made to: Rhythms NetConnections Inc., 6933 South Revere Parkway, Englewood, Colorado 80112; Attention: Secretary.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to


(Print or type assignee's name and address (including zip code) and social security or tax ID number)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company was the owner of this Note (or any Predecessor
Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

|_|               (a)   this Note is being transferred in compliance with the
                        exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

|_|              (b)    this Note is being transferred other than in accordance
                        with (a) above and documents, including (i) a transferee certificate substantially in the form of Exhibit D to the Indenture in the case of a transfer to non-QIB
                        Accredited Investors or (ii) a transferor certificate substantially in the form of Exhibit E to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar or co-Registrar shall not be obligated to register this
Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections
3.16 and 3.17 of the Indenture shall have been satisfied.

-------------------------------------------------------------------------------
Date:                  Your signature:
-------------------------------------------------------------------------------
                                        (Sign exactly as your name appears
                                        on the other side of this Note)
-------------------------------------------------------------------------------
                                        By:
-------------------------------------------------------------------------------
                                              NOTICE: To be executed by an
                                              executive officer
-------------------------------------------------------------------------------
Signature Guarantee:
-------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                         Name of
      ---------------             Purchaser:

                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of the Indenture, check the appropriate box:

            Section 10.10 |_|                 Section 10.15 |_|

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of the Indenture, state the percentage of principal amount:

                                $_______ or ___%

-------------------------------------------------------------------------------
Date:                  Your signature:
-------------------------------------------------------------------------------
                                        (Sign exactly as your name appears
                                        on the other side of this Note)
-------------------------------------------------------------------------------
                                        By:
-------------------------------------------------------------------------------
                                              NOTICE: To be executed by an
                                              executive officer
-------------------------------------------------------------------------------
Signature Guarantee:
-------------------------------------------------------------------------------

                                                                     EXHIBIT A-2

                           RHYTHMS NETCONNECTIONS INC.

                                   GLOBAL NOTE

                     12 3/4% SENIOR NOTES DUE 2009, SERIES B

CUSIP No.                                                   $

REGISTERED No.

            RHYTHMS NETCONNECTIONS INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of ________________________ ($_____________) on April 15, 2009, at
the office or agency of the Company referred to below, and to pay interest thereon on April 15 and October 15 (each an "Interest Payment Date"), of each year, commencing on October 15, 1999, accruing from April 23, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 3/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Notes may be listed, and upon such notice as may be required by such exchange or market, all as more fully provided in such Indenture.

            Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. However, payment by wire transfer of immediately available funds to an account within the United States of America will be required with respect to payments in respect of all Global Notes and to all other holders which shall have provided written wire instructions to the Company or Paying Agent by the record date preceding the payment date.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                       RHYTHMS NETCONNECTIONS  INC.


                               By: /s/ CATHERINE M. HAPKA
                                  --------------------------------------
                                  Name: Catherine M. Hapka
                                  Title: President and Chief Executive Officer


                               By: /s/ SCOTT C. CHANDLER
                                  --------------------------------------
                                  Name: Scott C. Chandler
                                  Title: Chief Financial Officer


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the 12 3/4% Senior Notes due 2009, Series B, referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY
                                  OF CALIFORNIA, N.A., as Trustee


                                 By: /s/ SCOTT C. EMMONS
                                    ----------------------------------------
                                    Authorized Signatory

                                [REVERSE OF NOTE]

      1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 12 3/4% Senior Notes due 2009, Series B (herein called the "Exchange Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $325,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 23, 1999, by and between the Company and State Street Bank and Trust Company of California, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes and the Unrestricted Notes (including the Exchange Notes), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes, including the Exchange Notes, are treated as a single class of securities under the Indenture.

            All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

      2. Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, on or after April 15, 2004 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

                             Year                    Percentage
                             ----                    ----------

             2004...............................      106.375%

             2005...............................      104.250%

             2006...............................      102.125%

             2007 and thereafter................      100.000%

      In addition, at any time on or prior to April 15, 2002, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 35% of the originally-issued aggregate principal amount of Notes at a redemption price (determined as of the applicable redemption date) equal to 112.75% of the principal amount of the Notes so redeemed plus accrued and unpaid interest, if any, and liquidated damages, if any, with the net cash proceeds of (a) one or more Public Equity Offerings and/or (b) the sale, subsequent to the Issue Date, of Capital Stock (other than Disqualified Stock) in one or more transactions not constituting a Public Equity Offering to Strategic Equity Investors, resulting in gross cash proceeds to the Company of at least $25 million in the aggregate; provided that not less than 65% of the originally-issued aggregate principal amount of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering or sale to one or more Strategic Equity Investors the net proceeds from which, together with any net proceeds from any prior Public Equity Offerings or sales to Strategic Equity Investors, are to be used to effect an optional redemption in accordance with this paragraph.

      3. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes at the purchase prices and in accordance with the procedures set forth in the Indenture.

      4. Defaults and Remedies. If an Event of Default occurs and is continuing, the Default Amount of all outstanding Notes may be declared due and payable in the manner and with the effect provided in this Indenture.

      5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

      6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

      9. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      10. Collateral. The Company has purchased and deposited with the Trustee Pledged Securities in an amount sufficient to fund the first six scheduled interest payments on the Notes. The Pledged Securities are pledged for the ratable benefit of the Holders of the Notes and the holders of the 1998 Notes. Once the first six scheduled interest payments are made, the Notes and the 1998 Notes will be unsecured.

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture unless the same is publicly available from the Commission. Requests may be made to: Rhythms NetConnections Inc., 6933 South Revere Parkway, Englewood, Colorado 80112; Attention:
Secretary.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Print or type assignee's name and address (including zip code) and social security or tax ID number)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of the Indenture, check the appropriate box:

            Section 10.10 |_|                   Section 10.15 |_|

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of the Indenture, state the percentage of principal amount:

                                $_______ or ___%

-------------------------------------------------------------------------------
Date:                  Your signature:
-------------------------------------------------------------------------------
                                        (Sign exactly as your name appears
                                        on the other side of this Note)
-------------------------------------------------------------------------------
                                        By:
-------------------------------------------------------------------------------
                                              NOTICE: To be executed by an
                                              executive officer
-------------------------------------------------------------------------------
Signature Guarantee:
-------------------------------------------------------------------------------

                                                                       EXHIBIT B

                 FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
                            BY SUBSIDIARY GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ________ __, _____ between _____________________ (the "Subsidiary Guarantor"), a
subsidiary of Rhythms NetConnections Inc. (or its successor), a company incorporated under the laws of the State of Delaware (the "Company"), and State Street Bank and Trust Company of California, N.A.,as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 23, 1999, providing for the issuance of an aggregate principal amount of $325,000,000 of 12 3/4% Senior Notes due 2009 (the "Notes");

      WHEREAS, Section 10.22 of the Indenture provides that, under certain circumstances, the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. Indenture Provision Pursuant to Which Guarantee Is Given. This Supplemental Indenture is being executed and delivered pursuant to Section 10.22 of the Indenture.

      3. Agreements to Guarantee. The Subsidiary Guarantor hereby agrees as follows:

      (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

            (i) the principal of, premium, if any, on and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

            (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      (b) Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

      4. Execution and Delivery of Subsidiary Guarantees.

      (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

      (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

      (e) The Subsidiary Guarantor hereby agrees that its obligations hereof shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

      (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

      (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereof and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      (h) The Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

            (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

            (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

      (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

      (j) The Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      5. Subsidiary Guarantor May Consolidate, Etc. on Certain Terms.

      (a) Except as set forth in Articles Eight and Ten of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

      (b) Except as set forth in Articles Eight and Ten of the Indenture, upon the sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock of the Subsidiary Guarantor held by the Company and its Subsidiaries, or of all or substantially all of the assets of the Subsidiary Guarantor, whether by way of merger, consolidation or otherwise, which sale, exchange or transfer is made in compliance with all applicable provisions of the Indenture, then such Subsidiary Guarantor (in the event of a sale, exchange or transfer of all the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale, exchange or transfer of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligation under its Subsidiary Guarantee; provided that the Net Cash Proceeds of such sale, exchange or transfer are applied in accordance with Section 10.15 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Subsidiary Guarantor covenant and agree that upon any such merger, consolidation or sale, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officers' Certificate of the Company or the Subsidiary Guarantor, as the case may be, to the effect that the Company or such Subsidiary Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Company or the Subsidiary Guarantor, at the cost of the Company or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

      6. Releases upon Release of Guarantee of Guaranteed Indebtedness. Concurrently with the release or discharge of all of the Subsidiary Guarantor's Guarantees of the payment of Indebtedness of the Company (other than a release or discharge by or as a result of payment under such Guarantee of Indebtedness), the Subsidiary Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to Section 4 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 6.07 of the Indenture.

      7. Releases upon Designation as an Unrestricted Subsidiary. Upon the Designation of the Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with Section 10.20 of the Indenture, the Subsidiary Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to
Section 4 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such Designation has occurred in compliance with Section 10.20 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section
6.07 of the Indenture.

      8. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

      11. Ranking. [Ranking terms to be provided as required by Section 10.22 of the Indenture.]

                         [Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ___________ __, ____     [Subsidiary Guarantor]


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

Dated: ___________ __, ____     State Street Bank and Trust Company of
                                California, N.A., as Trustee


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

                        ANNEX A TO SUPPLEMENTAL INDENTURE
                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE

Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at stated maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, if any, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at Stated Maturity, by acceleration or otherwise. Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance. The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers. [Ranking terms to be provided as required by Section 10.22 of the Indenture.]

Dated: __________ __, ____      [Subsidiary Guarantor]


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT C

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
            Transfers to Institutional (non-QIB) Accredited Investors

                                                                __________, ____

State Street Bank and Trust Company
  of California, N.A.
633 West 5th Street, 12th Floor
Los Angeles, California 90071

Attention: Corporate Trust Department

      Re:   Rhythms NetConnections Inc.(the "Company")
            Indenture (the "Indenture") relating to
            12 3/4% Senior Notes due 2009

Ladies and Gentlemen:

            In connection with our proposed purchase of 12 3/4% Senior Notes due 2009 (the "Notes") of the Company we confirm that:

            1. We have received such information as we deem necessary in order to make our investment decision.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
      (A) to the Company, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act,
      (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We understand that, on any proposed resale of Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinion and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Proposed Transferee]


                                    By:
                                          --------------------------
                                          [Authorized Signature]

Signature Guarantee:    _____________________

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                __________, ____

State Street Bank and Trust Company
  of California, N.A.
633 West 5th Street, 12th Floor
Los Angeles, California 90071

Attention: Corporate Trust Department

            Re:   Rhythms NetConnections Inc. (the "Company")
                  12 3/4% Senior Notes due 2009

Ladies and Gentlemen:

            In connection with our proposed sale of 12 3/4% Senior Notes due 2009 (the "Notes") of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes;

            (6) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period specified in Rule 903(b)(3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act;

            (7) if the sale is made during a distribution compliance period and the provisions of Rule 903(b)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions; and

            (8) if the provisions of Rule 144 under the Securities Act are applicable, we have complied with the terms and conditions thereof.

            You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                              [Name of Transferor]

      By:
         -----------------------
                                      Authorized Signature

Signature Guarantee:
                        ---------------------

                                   SCHEDULE A

             INDEBTEDNESS OF THE COMPANY OR RESTRICTED SUBSIDIARIES
                  THAT IS OUTSTANDING OR COMMITTED BUT UNDRAWN


                                      100